UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2010

CAMELOT ENTERTAINMENT GROUP INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-3078	52-2195605
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

8001 Irvine Center Drive, Suite 400, Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(949) 754 3030

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 - Securities and Trading Markets
Item 3.02  Unregistered Sales of Equity Securities

From February 20, 2010 through March 15, 2010, a total of five entities elected to convert a total of $38,632.24 of debt owed to them from the Company, pursuant to each entity’s respective Convertible Promissory Note, into 493,645,200 shares of the Company’s common stock.  The Company relied on the exemption from registration relating to offerings that do not involve any public offering pursuant to Section 4(2) under the Securities Act of 1933 (the “Act”) and/or Rule 506 of Regulation D promulgated pursuant thereto.  The Company believes that each entity is an “accredited investor” under Rule 501 under Regulation D of the Act and had adequate access to information about the Company through its relationship with the Company.

From February 20, 2010 through March 15, 2010, a total of 1 entity was issued a total of 250,000,000 shares of the Company’s common stock to be held in reserve in accordance with the terms and conditions of a financing transaction scheduled to be entered into by the Company.  The Company relied on the exemption from registration afforded pursuant to Section 4(2) under the Act due to the fact that the issuance of the shares did not involve a public offering of securities.

As a result of the above issuances and registered stock issuances between February 20, 2010 and March 15, 2010, as of March 15, 2010, the Company had 7,023,989,175 shares issued and outstanding, of which 6,673,989,175 were outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMELOT ENTERTAINMENT GROUP, INC.

Dated: March 16, 2010	By:	/s/ Robert P. Atwell
Robert P. Atwell
President